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                                   BUILDING LEASE


1.      PARTIES.   This Building Lease ("Lease"), dated for reference purposes only, June 11, 1998, is made by and between ALL POST, INC., a California corporation, herein called "Landlord" and VDI MEDIA, a California corporation, herein called "Tenant."

2.      PREMISES.

        2.1 Landlord does hereby lease to Tenant and Tenant hereby leases from Landlord that certain real property (herein called "Premises") indicated on EXHIBIT A attached hereto and by reference thereto made a part hereof. Said Premises are commonly known as 2660 West Olive Avenue, Burbank, California and have been improved with a building of approximately 33,000 square feet (the "Building"). The Premises are more particularly described in EXHIBIT A hereto. Any statement of size set forth in this Lease or that may have been used in calculating rental is an approximation which Tenant and Landlord agree is reasonable. Notwithstanding the foregoing, the Tenant or Landlord may elect, at its sole cost, to cause the square footage of the Building to be measured by a California licensed architect according to the following criteria: (i) the square footage of each above ground floor shall be based on measurements from the exterior of all exterior walls; and (ii) the square footage of the basement area shall be based on measurements from the interior of all basement exterior walls. When completed, Tenant or Landlord, as the case may be, may deliver its measurements and calculations to the other and, if within ten (10) business days of delivery, the other party does not object in writing to the calculated square footage of the Building, such square footage shall be used to recalculate Monthly Rent as provided at Paragraph 5 below. If the other party disagrees in writing with the calculated square footage within such ten (10) business-day period, then it may conduct its own calculation thereof in accordance with this paragraph which shall be completed as soon as reasonably possible. If after the time periods provided in this paragraph have elapsed and Landlord and Tenant are still in disagreement as to the appropriate square


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footage after the second calculation, the matter shall be submitted to a
California licensed architect selected by the other two architects and such architect shall determine which of the two previously made calculations of square footage shall be used. Such architect's determination shall be binding on Landlord and Tenant. Notwithstanding anything herein to the contrary, the recalculation of the square footage of the Building must be commenced by the delivery no later than August 15, 1998 of the initial recalculation by one party to the other. Failure to do so shall be deemed both parties' agreement that the Building contains 33,000 square feet for all purposes under this Lease.

        2.2 This Lease is subject to the terms, covenants and conditions herein set forth and Tenant and Landlord each covenant to the other as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions to be kept and performed by Tenant or Landlord, as applicable, and that this Lease is made upon the condition of said performance.

        2.3 Landlord shall deliver the Premises to Tenant broom clean and free of debris and in good operating order, condition and repair on the Commencement Date (as defined below) and warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air condition systems ("HVAC"), loading doors, if any, and all other such elements in the Premises, other than those constructed by Tenant shall be in good, operating condition on the Commencement Date and that the structural elements of the roof, bearing walls and foundation of the Building shall be free of material defects.

        2.4 Landlord warrants that the improvements on the Premises materially comply with all applicable laws, covenants or restrictions of record, building codes, regulations and ordinances ("Applicable Requirements") in effect on the Commencement Date. This warranty does not apply to the use to which Tenant will put the Premises or to any alterations or modifications made or to be made to the Premises by Tenant.

3. TERM. The term of this Lease shall be for nine (9) months, commencing on the 11th day of June, 1998 ("Commencement Date"), and ending on the 10th day of March, 1999 ("Term"), subject to earlier termination as provided herein. Notwithstanding the foregoing, Landlord may terminate this Lease on not less than thirty (30) days' advance written notice to Tenant with such termination to be effective on the


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date set forth in such notice which date shall not be earlier than December 10,
1998. In addition to Landlord's foregoing right to terminate the Lease, Tenant may, on thirty (30) days' advance written notice to Landlord, (i) terminate this Lease or (ii) reduce the size of the Premises by returning to Landlord portions of the Premises as described in SCHEDULE 1 hereto. Any portion of the Premises returned to Landlord pursuant to this Paragraph 3 is referred to herein as "Former Premises." Effective on the date on which any portion of the Premises are transitioned to Former Premises, the Monthly Rent shall be reduced in an amount equal to the Monthly Rent allocable to the Former Premises as more particularly set forth in SCHEDULE 1. Additionally, "Premises" shall then be defined to exclude all Former Premises. Tenant acknowledges that any Former Premises may be leased by Landlord to third parties. In such event Landlord shall have the right to designate portions of the Premises as "common areas" for joint use by Landlord, Tenant, such third party tenants and others. The common areas shall include only such minimal areas as are necessary to provide for ingress and egress to the Former Premises and areas for use by others in connection with the Former Premises including, by way of example, restroom facilities, stairs, elevators, and parking areas.

4. POSSESSION. Landlord shall deliver possession of the Premises to Tenant on the Commencement Date.

5. MONTHLY RENT. Tenant agrees to pay to Landlord as "Monthly Rent," without prior notice, offset, deduction or demand, for the Premises the sum of Sixty Two Thousand Seven Hundred Dollars ($62,700) ( which equates to One and 90/100 Dollar ($1.90) per square foot of the Building and which is subject to adjustment as provided at Subparagraph 2.1 above), in advance, on or before the first day of the first full calendar month of the term hereof and a like sum on or before the first day of each and every successive calendar month thereafter during the Term, except that the first month's rent shall be paid upon execution hereof. Monthly Rent for any period during the term hereof which is for less than one (1) month shall be a prorated portion of the monthly installment herein, based upon a thirty (30) day month.


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Monthly Rent shall be paid to Landlord in lawful money of the United States of
America, which shall be legal tender at the time of payment, at such place as Landlord may from time to time designate in writing.

6.      [INTENTIONALLY DELETED.]

7.      [INTENTIONALLY DELETED.]

8. USE. Tenant shall use the Premises for video duplication and audio production services, vault storage of videos and any ancillary general office use, and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord which consent shall not be unreasonably withheld. Tenant shall not do or permit anything to be done in or about the Premises, nor bring or keep anything therein, which will in any way increase the existing rate of, or adversely affect, any fire insurance upon the improvements at the Premises or any of its contents, or cause cancellation of any insurance policy covering said improvements or any part thereof or any of its contents. Tenant shall not allow the Premises to be used for any improper, immoral or unlawful purpose, nor shall Tenant cause, maintain or permit any
nuisance in, on or about the Premises.   Tenant shall not do or permit to be
done anything in or about the Premises which will in any way materially and adversely obstruct or interfere with the rights of other tenants or occupants of the improvements at the Premises or injure or annoy them on or about the Building. Tenant, its employees, agents and contractors shall not commit any waste in or upon the Premises. Without limiting the generality of the foregoing, Tenant shall not: (i) obstruct or store anything in the common areas (including service or exit corridors), (ii) place a load upon any floor of the Premises which exceeds the floor load per square foot which such floor was designed to carry or (iii) permit any objectionable sounds or odors to carry outside the Premises. Except for the specific uses described in the first sentence of this Paragraph 8 (i.e., video duplication, audio production services and vault storage of videos), Landlord shall require similar restrictions on use as contained in this paragraph from any tenants of the Former Premises, if any, for the benefit of Tenant and such other tenants.


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9.      COMPLIANCE WITH LAW.  Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's improvement or acts. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of the fact as between the Landlord and Tenant.

10.     ALTERATIONS AND ADDITIONS.

        10.1 Only in the event Tenant returns possession of a portion of the Premises to Landlord pursuant to Paragraph 3 above, Landlord shall have the right, at any time thereafter, to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, and other public parts of the improvements at the Premises. Only if required by law or government regulations and upon giving Tenant as much advance notice thereof as is reasonably practical, Landlord shall have the right to change the name, number or designation by which the Premises are commonly known.

        10.2 Tenant shall not make any alterations, additions or improvements without the prior written consent of Landlord which shall not be unreasonably withheld. All such alterations, additions and improvements shall be made in conformity with plans therefor reasonably approved by Landlord in writing prior to the commencement of such work and shall be performed by a tenant improvements contractor reasonably approved by Landlord. All such alterations, additions and improvements (except movable furniture, equipment, furnishings and trade fixtures) shall become the property of Landlord and shall be



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surrendered with the Premises, as a part thereof, at the expiration or earlier termination of the term hereof. All such alterations, additions or improvements shall, however, be made by Tenant at Tenant's sole expense. Upon termination of this Lease, Tenant shall, upon demand by Landlord, at Tenant's sole cost and expense, forthwith remove any alterations, additions or improvements (except those made initially at the commencement of Tenant's possession of the Premises with Landlord's written approval) made by Tenant and designated by Landlord at the time of Landlord's initial approval to be removed, and repair and restore the Premises to their original condition, reasonable wear and tear excepted.
Any personal property left on or in the Premises at the expiration or earlier termination of this Lease may, at the option of Landlord, after fifteen (15) days' written notice to Tenant, either be deemed abandoned and retained by Landlord, or be placed in storage at a public warehouse in the name of, for the account of and at the expense and risk of Tenant, or otherwise disposed of by Landlord in a manner provided by law. Tenant releases Landlord of and from any and all claims and liability for damage to, or destruction or loss of, property left by Tenant upon the Premises at the expiration or other termination of this Lease. Tenant further waives all claims to all property (and the proceeds thereof) abandoned by Tenant and retained or disposed of by Landlord.

        All alterations, additions and/or improvements to the Premises made by Tenant shall comply with the plans therefor approved in advance by Landlord. Such plans and any specifications associated therewith shall be prepared by an architect or interior designer reasonably approved in advance by Landlord. All such work by Tenant shall comply with all applicable requirements of all governmental authorities having jurisdiction of the Premises and shall comply with all reasonable rules and regulations established by Landlord to ensure the safety, cleanliness and good order of the Premises and its occupants, including but not limited to those relating to usage of elevators and loading docks, establishment of off-Premises staging areas, disposal of refuse and the hours of performing operations which result in the creation of noise, dust and odors. No such alterations, additions or improvements by Tenant shall incorporate therein any hazardous materials, as defined in Paragraph 27.


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        10.3    No antenna, satellite dish, microwave receiver or other
receiving or transmission equipment shall be installed by Tenant in or on the roof of the improvements at the Premises or elsewhere at the Premises except with the prior written consent of Landlord which shall not be unreasonably withheld. Landlord's consent shall not be withheld unless such installation would materially injure the Premises. Any such installation by Tenant shall be only the particular equipment specifically approved by Landlord, shall be limited to the manner and location approved by Landlord and shall be subject to such terms and conditions as are provided by Landlord to Tenant at the time Landlord approves such installation.

11.     SURRENDER/REPAIRS.

        11.1 Tenant shall surrender the Premises by the end of the Term or any earlier Termination Date with all the improvements, parts and services thereof, room clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear accepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Tenant shall repair any damage occasioned by the installation, maintenance removal of its trade fixtures, furnishings and personal property.

        11.2 Subject to the provisions of Paragraph 22 hereof, Landlord shall repair and maintain the structural portions of the Premises, including the basic plumbing, air conditioning, heating, and electrical systems, installed or furnished by Landlord, unless such maintenance and repairs are necessitated in part or in whole by the act, neglect, fault or omission of any duty of Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Except as provided in Paragraph 22 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises or in or to fixtures, appurtenances and/or equipment therein. As a material inducement to


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Landlord's entering into this Lease, Tenant expressly waives any right to make repairs at Landlord's expense whether granted by law, statute, ordinance or otherwise now or hereafter in effect, including but not limited to California Civil Code Sections 1941, 1941.1. and 1942.

12. LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant. In the event that Tenant shall not, within ten (10) business days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper lien release bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall reasonably deem proper, including payment of or defense against the claim giving rise to such lien. All sums paid by Landlord, and all reasonable expenses incurred by it in connection therewith, shall create automatically an obligation of Tenant to pay an equivalent amount as additional rent, which additional rent shall be payable by Tenant within five (5) days after Tenant's receipt of Landlord's demand therefor with interest at the rate of ten percent (10%) interest per annum to be charged from date of payment by Landlord until paid by Tenant. Nothing herein shall imply any consent by Landlord to subject Landlord's estate to liability under any mechanics' or other lien law. Tenant shall give Landlord adequate opportunity, and Landlord shall have the right, to post in or on the Premises such notices of nonresponsibility as are provided for in the mechanics lien laws of the State of California.

13.     ASSIGNMENT AND SUBLETTING.

        13.1 Tenant shall not, either voluntarily, involuntarily or by operation of law, assign, sublet, mortgage or otherwise encumber all or any portion of its interest in this Lease or in the Premises or permit the Premises to be occupied by anyone other than Tenant or Tenant's employees without obtaining the prior written consent of Landlord, which consent shall be subject to the provisions of subparagraphs 13.2 through 13.8 below. Any such attempted assignment, subletting, mortgage or other encumbrance without such consent shall be null and void and of no effect.


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        13.2    No assignment, subletting, mortgage or other encumbrance of
Tenant's interest in this Lease shall relieve Tenant of its obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person other than Tenant shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subletting, assignment, mortgage or other encumbrance. Landlord's consent to one sublease, assignment, mortgage or other encumbrance shall not be deemed to constitute consent to any subsequent attempted subletting, assignment, mortgage or other encumbrance.

        13.3 If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord: (i) the name of the proposed subtenant or assignee; (ii) the nature of the proposed subtenant's or assignee's business to be carried on in the Premises; (iii) the terms, conditions and provisions of the proposed sublease or assignment and the proposed effective date thereof; (iv) such financial information as Landlord may reasonably request concerning the proposed subtenant or assignee; and (v) the minimum payment of $500.00 required pursuant to subparagraph 13.8 below. The submission pursuant to clause (iii) shall include a copy of any agreement, escrow instructions or other document which contains or memorializes the terms and provisions of the transaction for which Landlord's consent is required. Similarly, if Tenant desires to mortgage or encumber its interest in this Lease, Tenant shall first supply to Landlord in writing such information as to such transaction as may be reasonably requested by Landlord.

        13.4    [INTENTIONALLY DELETED]

        13.5 At any time within thirty (30) days after Landlord's receipt of the last of the information specified in subparagraph 13.3 above, Landlord may, by written notice to Tenant, (i) approve the proposed assignment or sublease; or
(ii) subject to the provisions of subparagraph 13.6 below, reasonably disapprove the proposed assignment or sublease. If Landlord does not disapprove the proposed subletting or assignment in writing within said thirty (30) day period, Tenant may thereafter, within ninety (90) days after the expiration of said thirty (30) day period, enter into a valid assignment or sublease of the Premises or portion thereof, upon the terms and conditions set forth in the information


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furnished by Tenant to Landlord pursuant to subparagraph 13.3 above.  Provided, however, that any material change in such terms shall be subject to Landlord's consent as provided in this Paragraph and, provided further, that any amount to be paid by Tenant in connection with such subletting or assignment pursuant to subparagraph 13.4 above shall be paid to Landlord upon and as a condition to consummation of such transaction.

        13.6 Landlord shall have the right to reasonably approve or disapprove any proposed assignee or sublessee. In exercising such right of reasonable approval or disapproval, Landlord shall be entitled to take into account any fact or factor which Landlord reasonably deems relevant to such decision, including, but not necessarily limited to, the following, all of which are agreed to be reasonable factors for Landlord's consideration:

                (a) The financial strength of the proposed assignee or subtenant.

                (b) The proposed use of the Premises by such proposed assignee or subtenant and the compatibility of such proposed use with the quality of the other uses in the Building.

                (c) Any violation which the proposed use by such proposed assignee or subtenant would cause of any other rights granted by Landlord to other tenants of the Building.

                (d) Any materially adverse impact of the proposed use of the Premises by such proposed assignee or subtenant upon the parking or other services provided for Building tenants generally.

                (e) Whether there then exists any default by Tenant pursuant to this Lease or any non-payment or non-performance by Tenant under this Lease which, with the passage of time and/or the giving of notice, would constitute a default under this Lease.

                (f) Whether the proposed assignee or subtenant is a public or governmental agency.

Moreover, Landlord shall be entitled to be reasonably satisfied that each and every covenant, condition or obligation imposed upon Tenant by this Lease, and each and every right, remedy or benefit afforded Landlord by this Lease, is not impaired or diminished by such assignment or subletting. Landlord and Tenant acknowledge that the express standards and provisions set forth in this Lease dealing with


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assignment and subletting, including those set forth in this subparagraph 13.6, have been freely negotiated and are reasonable at the date hereof taking into account Tenant's proposed use of the Premises and the nature and quality of the Premises. No withholding of consent by Landlord shall give rise to any claim by Tenant or any proposed assignee or subtenant or entitle Tenant to terminate this Lease or to any abatement of rent. Approval of any assignment of Tenant's interest shall, whether or not expressly so stated, be conditioned upon such assignee assuming, in writing, all obligations of Tenant hereunder. In the event Landlord withholds its consent to an assignment or subletting proposed by Tenant and Tenant believes such withholding is unreasonable, Tenant may submit such matter to binding arbitration in accordance with subparagraph 13.9 below.

        13.7 All exterior sign rights contained in this Lease are personal to Tenant. Consent by Landlord to any assignment or subletting shall not include consent to the assignment or transfer of any such rights with respect to the Premises or any other special privileges or extra services granted to Tenant by this Lease, any addendum or amendment hereto or any letter agreement. All such rights, privileges and extra services shall terminate upon such subletting or assignment unless Landlord specifically grants the same, in writing, to such assignee or subtenant.

        13.8 The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or shall operate as an assignment to Landlord of such subleases or subtenancies. If Tenant is a corporation which is not required under the Securities Exchange Act of 1934 to file periodic information reports with the Securities and Exchange Commission, or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of twenty-five percent (25%) shall be deemed and assignment within the meaning and provisions of this Paragraph 13. Tenant agrees to reimburse Landlord not less than $500.00 for each proposed transfer, for Landlord's administrative time and reasonable costs and attorneys' fees incurred in connection with the processing and documentation of


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any such requested assignment, subletting, transfer, change of ownership or hypothecation of this Lease or Tenant's interest in and to the Premises or any portion thereof.

        13.9 For purposes of this Lease, an assignment or sublease shall include the merger or consolidation of Tenant. Landlord's consent to such, merger or consolidation shall not be required where (i) the transferee/successor-in-interest to Tenant's rights under this Lease has assumed Tenant's obligations hereunder in writing, (ii) the transferee/successor-in-interest has provided written notice to Landlord of such merger or consolidation, and (iii) the shareholders' equity of such transferee/successor-in-interest immediately after such merger or consolidation is equal to or greater than the lesser of (y) Tenant's shareholders' equity as of March 31, 1998 or (z) Tenant's shareholders' equity on the day immediately preceding such merger or consolidation.

        13.10 In the event Tenant believes that Landlord's refusal to consent to an assignment or subletting is unreasonable, Tenant may submit the matter to binding arbitration before a single arbitrator appointed by Judicial Arbitration and Mediation Services (J.A.M.S.). The request for arbitration shall be submitted by Tenant in writing to J.A.M.S. no later than ten (10) business days after delivery of Landlord's written notice to Tenant of its refusal to consent. Tenant's notice to J.A.M.S. shall be sent concurrently to Landlord. Landlord and Tenant may each supply written briefs to the arbitrator and the other party within ten (10) days after receipt of written notice of the appointment of the arbitrator by J.A.M.S. Landlord and Tenant may also deliver written reply briefs to the arbitrator and the other party within five (5) days after receipt of the other party's brief. The arbitrator shall render his/her decision, in writing, as soon as reasonably possible after the last day on which the parties can submit reply briefs. The cost of the arbitrator shall be shared equally by Landlord and Tenant.

14.     HOLD HARMLESS.

        14.1 Except for Landlord's gross negligence or willful misconduct, Tenant shall indemnify, protect, defend and hold harmless the Premises, Landlord and its employees and agents from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys' and consultant's fees, expenses and/or liabilities arising out of, involving or in connection with, the use and/or occupancy of


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the Premises by Tenant and/or Tenant's breach of the terms of this Lease.  If any action or proceeding is brought against Landlord by reason of any of the foregoing matters, Tenant shall, upon notice, defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord and Landlord shall cooperate with Tenant in such defense. Landlord need not have first paid any such claim in order to be defended or indemnified.

        14.2 Landlord or its agents shall not be liable for any damage to property entrusted to employees of Landlord, nor for loss or damage to any property by theft or otherwise, nor for any injury to or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Premises (including improvements which comprise a part of the Premises), or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place, resulting from dampness or any other cause whatsoever, unless caused by or due to the gross negligence or willful misconduct of Landlord, its agents, servants or employees. Landlord or its agents shall not be liable to Tenant for interference with the light or other incorporeal hereditaments, loss of business by Tenant. Landlord or its agents shall not be liable to Tenant for any damages caused by the act or neglect of any other tenant in the Building. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or of defects therein or in the fixtures or equipment.

        14.3 Except for Tenant's negligence or willful misconduct, Landlord shall indemnify, protect, defend and hold harmless Tenant and its agents and employees from and against any and all claims, damages, liens, judgments, penalties, attorneys' and consultant's fees, expenses and/or liabilities arising out of, involving or in connection with the gross negligence or willful misconduct of Landlord, its employees and agents in, on or about the Premises and/or Landlord's breach of the terms of this Lease.

15. SUBROGATION. Landlord and Tenant each hereby waive any and all rights of recovery against the other, and (to the extent such parties have waived rights of recovery as to Landlord or Tenant, as the case may be) against any other tenant or occupant of the Building and against the officers, employees, agents, representatives, customers and business visitors of such other party and of such other tenant or


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occupant of the Building for loss of, or damage to, such waiving party or its property or the property of others under its control arising from any cause insured against under any policy of property insurance required to be carried by such waiving party pursuant to the provisions of this Lease (or any other policy of insurance carried by such waiving party in lieu thereof) at the time of such loss or damage. Landlord and Tenant shall, upon obtaining the policies of insurance which they are required to maintain under this Lease, give notice to their respective insurance carrier(s) that the foregoing mutual waiver of subrogation is contained in this Lease.

16.     LIABILITY INSURANCE.

        16.1 At all times during the Term, Tenant shall maintain in effect policies of fire insurance covering: (i) all leasehold improvements (including any alterations, additions or improvements as may be made by Tenant pursuant to provisions of Article 10 hereof) in which Tenant may have an insurable interest, and (ii) trade fixtures, merchandise and other personal property which from time to time are in, on or upon the Premises, in an amount not less than one hundred percent (100%) of their actual replacement cost from time to time during the term of this Lease, providing protection against any peril included within the classification "All-Risk". The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds under subpart (i) above shall be paid to Landlord and, the proceeds under subpart (ii) above shall be paid to Tenant.

        16.2 Tenant shall, at all times during the Term and at its own cost and expense, procure and continue in force comprehensive general liability insurance for bodily injury and property damage adequate to protect Landlord against liability for injury to or death of any person arising in connection with the use, operation or condition of the premises or construction of improvements thereon. Such insurance at all times shall be in an amount of not less than a combined single limit of Two Million Dollars ($2,000,000.00), insuring against any and all liability of the insured with respect to the Premises or arising out of the use or occupancy thereof.

        16.3 Tenant shall, at all times during the Term and at its own cost and expense, procure and continue in force worker's compensation coverage as required by law together with employees' liability coverage.

        16.4 If required by Landlord, Tenant shall, at all times during the term hereof and at its own cost and expense, procure and continue in force business interruption and/or loss of income insurance in amounts satisfactory to Landlord.

        16.5 In no event shall the then limits of any policy be considered as limiting the liability of Tenant under this Lease.

        16.6 All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies, qualified to do business in the State of California, rated A + XII or better in the current Bests' Insurance Guide. Each insurance policy required to be maintained by Tenant hereunder pursuant to subparagraphs 16.1 and 16.2 shall name Landlord, its officers, agents, and employees, and at Landlord's request any mortgagee of Landlord, as additional insureds, as their respective interests may appear, and copies of all policies or certificates evidencing the existence and amounts of such insurance shall be delivered to Landlord by Tenant prior to Tenant's occupancy of the Premises. No such policy shall be cancelable or materially reduced except after thirty (30) days prior written notice to Landlord. Tenant shall furnish Landlord with renewals or "binders" of any such policy at least ten (10) days prior to the expiration thereof. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to), after fifteen (15) days notice to Tenant, procure said insurance on Tenant's behalf and charge the Tenant the premium, payable upon demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the Tenant provided such blanket policies expressly afford coverage to the Premises and to Tenant as required by this Lease.

        16.7    [INTENTIONALLY DELETED.]

        16.8 At all times during the Term, Landlord shall maintain in effect a policy or policies of property insurance covering the building improvements at the Premises in an amount not less than the replacement cost thereof, providing protection against any peril included within the classification "All Risk," excluding coverage for flood or earthquake (unless Landlord in its sole discretion elects to obtain endorsements for flood or earthquake).

        16.9    [INTENTIONALLY DELETED.]

17. SERVICES AND UTILITIES. Landlord shall pay for all water, sewer, gas, heat, electrical and trash disposal services supplied to the Premises, together with any taxes thereon. Tenant shall be responsible and pay for any telephone, cable or other communication services supplied to the Premises.

18.     PROPERTY TAXES.

        18.1 Tenant shall be liable for, and shall pay thirty (30) days before delinquency, all taxes, levies and assessments levied against any personal property or trade fixtures placed by Tenant in or about the Premises, and, when possible, Tenant shall cause such personal property and trade fixtures to be assessed and billed separately from the Premises. If any such taxes, levies and assessments on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property, or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant, and if Landlord pays the taxes, levies and assessments based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall repay to Landlord upon demand, as additional rent, the taxes, levies and assessments so levied against Landlord, or the proportion of such taxes, levies and assessments resulting from such increase in the assessment, together with interest thereon from the date of payment by Landlord to the date of reimbursement by Tenant at the rate of ten percent (10%) per year. Provided, however, that in any such event, Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation but without any cost to Landlord, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes, levies and assessments so paid under protest, any amount so recovered to belong to Tenant.

        18.2 If the tenant improvements in the Premises, installed and/or paid for by Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord's "building standard" for the Premises are assessed, then the real property taxes and assessments levied against Landlord or the Premises by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of subparagraph 18.1 above. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said tenant improvements are assessed at a higher valuation than Landlord's "building standard', such records shall be binding on both Landlord and Tenant; otherwise the actual cost of construction shall be the basis for such determination.

19. RULES AND REGULATIONS. Tenant agrees to abide by all rules and regulations of the Building and the Premises imposed by Landlord as set forth in EXHIBIT "B" attached hereto, as the same may be reasonably changed from time to time by Landlord upon reasonable notice to Tenant. Any such change shall be effective upon delivery of a copy thereof to Tenant. These rules and regulations are imposed for the cleanliness, good appearance, proper maintenance, good order and reasonable use of the Premises, and as may be necessary for the enjoyment of the Premises and the Former Premises by all tenants and their clients, customers and employees.

20. HOLDING OVER. If Tenant remains in possession of the Premises or any part thereof after the expiration of the term hereof, with the express written consent of Landlord, such occupancy shall be a tenancy from month to month at a rental in the amount of the last monthly rental, plus all other charges payable hereunder, and upon all the terms hereof applicable to a month to month tenancy. Any holding over without the express written consent obtained from Landlord by Tenant, shall not constitute a renewal or extension hereof or give Tenant any rights under this Lease. If Tenant shall hold over without the express written consent of Landlord, Landlord may, at its option, treat Tenant as a tenant at sufferance only and subject to all of the terms and conditions herein contained, except that the monthly rental shall be one-hundred fifty percent (150%) of the Monthly Rent applicable at the date of expiration plus all other charges payable hereunder, and upon all the terms hereof applicable to a month to month tenancy, or at the then currently scheduled rent for comparable space in the Building without regard to any tenant concessions, whichever is greater. If Tenant fails to surrender the Premises upon the expiration of this Lease, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant or by a purchaser of the Premises founded on or resulting from such failure to surrender. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a consent to a holdover hereunder or result in a renewal of this Lease.

21. ENTRY BY LANDLORD. Landlord reserves, and shall at reasonable times, upon twenty-four (24) hours prior notice (except in the case of an emergency when prior notice will not be required), have the right to enter the Premises, inspect the same, provide any and all services which are to be provided by Landlord to Tenant hereunder, to submit said Premises to prospective purchasers or tenants, to post notices of non-responsibility, to post "for sale" and "for rent" signs, and to alter, improve or repair the Premises and any portion of the improvements at the Building that Landlord may deem necessary or desirable and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, without abatement of rent so long as access to and use of the Premises shall not be blocked or prevented thereby, and further providing that the business of Tenant shall not be interfered with unreasonably. So long as access to and use of the Premises is not blocked or prevented by Landlord's actions contemplated by the immediately preceding sentence, Tenant shall have no claim for damages or for any injury or inconvenience to or interference with Tenant's business occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults, safes and files, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, in order to obtain entry to the Premises, without liability to Tenant except for any failure to exercise due care for Tenant's property. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.

22.     RECONSTRUCTION.

        22.1    In the event the Premises are damaged by any peril:

                (a) In the event of total destruction of the Premises, this Lease shall terminate effective as of the date of such destruction.

                (b) In the event of partial destruction of the Premises, Landlord or Tenant on written notice to the other given within thirty (30) days of such partial destruction, may terminate this Lease. If neither Landlord nor Tenant so elects to terminate, Landlord shall be responsible for repairing such damage and restoring the Premises.

                (c) As used herein, a total destruction of the Premises shall have occurred where (a) the repair or restoration thereof, in Landlord's opinion, cannot be completed within one hundred eighty (180) days of commencement of repair or restoration; (b) the estimated cost thereof exceeds the insurance proceeds available for repair or restoration plus any amount which Tenant is obligated or elects to pay for such repair or restoration; (c) the estimated cost of repair or restoration of the Premises exceeds fifty percent (50%) of the full replacement cost of the Premises; or (d) the Premises cannot be restored except in a substantially different structural or architectural form than existed before the damage and destruction. Any other destruction of the Premises shall be deemed a partial destruction. In the event of a partial destruction and either Landlord or Tenant elects to terminate this Lease, this Lease shall expire, and all interest of Tenant in the Premises shall terminate, on the date specified in the notice and rent shall be paid up to the date of termination. Landlord shall refund to Tenant the rent theretofore paid for any period of time subsequent to such date of termination.

                (d) Notwithstanding anything herein to the contrary, any damage to the Premises not affecting more than ten percent (10%) of the floor area of the Premises may be repaired by Landlord at its election and, in such event, Landlord shall diligently pursue such repair to completion and neither Landlord nor Tenant shall have the right to terminate this Lease.

        22.2 Upon any termination of this Lease under any of the provisions of this Paragraph 22, the parties shall be released thereby, without further obligation to the other, from the date possession of the Premises is surrendered to the Landlord, except for items which have theretofore accrued and are then unpaid.

        22.3 Unless the damage or destruction is caused by the gross negligence of Tenant or its employees or agents, or unless the Premises were unusable for a period of less than five (5) days, if the Premises are rendered totally or partially untenantable, Monthly Rent shall abate during the period of reconstruction in the same proportion to the total Monthly Rent as the portion of the Premises rendered untenantable bears to the entire Premises. In no event shall Tenant be entitled to any compensation or damages for loss of use of the whole or any part of the Premises or for any inconvenience occasioned by any such destruction, rebuilding or restoration of the Premises or access thereto. Tenant waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and any present and future laws and case decisions to the same effect.

        22.4 Notwithstanding any destruction or damage to the Premises, including the parking facilities, Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this Paragraph 22.

        22.5    [INTENTIONALLY DELETED.]

        22.6 It is hereby acknowledged that if Landlord is obligated to, or elects to, repair or restore the Premises as herein provided, Landlord shall be obligated to make repairs or restoration only of those portions of the Premises which were originally provided at Landlord's expense, and the repair and restoration of items not provided at Landlord's expense shall be the obligation of Tenant. Tenant understands that Landlord will not carry insurance of any kind on Tenant's furniture, furnishings, fixtures, equipment or other personal property, and that Landlord shall not be obligated to repair any damage thereto or replace the same.

        22.7    [INTENTIONALLY DELETED.]

23. DEFAULT. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

        23.1 Any failure by Tenant to pay the rent or to make any other payment required to be made by Tenant hereunder at the time specified for payment. Landlord shall give Tenant three (3) days' written notice of default, which notice shall be in lieu of, and not in addition to, any notice required under Section 1161 ET SEQ. of the California Code of Civil Procedure, as amended.

        23.2 The abandonment or vacation of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for thirty (30) days or longer except where Tenant has advised Landlord in writing that Tenant has not abandoned the Premises and Tenant continues during such absence to perform all of its obligations under this Lease.

        23.3 Any failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days (except where a different period of time is specified in this Lease) after written notice by Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 ET SEQ. of the California Code of Civil Procedure, as amended. If the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion.

        23.4 Tenant makes or has made, or furnishes or has furnished, any warranty, representation or statement to Landlord in connection with this Lease, or any other agreement to which Tenant and Landlord are parties, which is or was false or misleading in any material respect when made or furnished.

        23.5    [INTENTIONALLY DELETED.]

        23.6 The making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days; the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within sixty (60) days; or Tenant's convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts.

24.     REMEDIES FOR DEFAULT.

        24.1 In the event of any default by Tenant pursuant to Paragraph 23 above, then in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

                (a) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

                (b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss which Tenant proves reasonably could have been avoided; plus

                (c) The worth at the time of award of the amount by which the unpaid rent for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves reasonably could be avoided; plus

                (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including without limitation the unamortized balance of any tenant improvement allowance provided to Tenant by Landlord or of any tenant improvements constructed or paid for by Landlord at the commencement of the term hereof, which amount shall be deemed additional rent automatically due and payable hereunder upon the occurrence of an event of default by Tenant and shall be recoverable as rent in any unlawful detainer or other action arising out of or pertaining to such default, whether or not specified in any notice given by Landlord as a condition or prior to the commencement of any such action; and

                (e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

        24.2 As used in subparagraphs 24.1(a) and (b) above, the "worth at the time of award" is computed by allowing interest at the rate of ten percent (10%) per annum. As used in subparagraph 24.1(c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent.

        24.3 In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

        24.4 In the event of the vacation or abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided above or shall take possession of the Premises pursuant to legal proceedings or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in this Paragraph 24, Landlord may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet the Premises, or any part thereof, for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Election by Landlord to proceed pursuant to this subparagraph shall be made upon written notice to Tenant and shall be deemed an election of the remedy described in California Civil Code Section 1951.4 and, unless Landlord relets the Premises, Tenant shall have the right to sublet or assign subject to the prior written consent of Landlord. Such consent shall not be unreasonably withheld and shall be subject to all of the terms and provisions of Paragraph 13.

        24.5 In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any reasonable cost of such reletting; third, to the payment of the cost of any repairs to the Premises necessitated by Tenant's use; fourth, to the payment of rent due and unpaid hereunder; and the residue if any, shall be held by Landlord and applied in payment of future amounts as the same may become due and payable hereunder. Should the rent for such reletting, during any month for which the payment of rent is required hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord as soon as ascertained, any reasonable costs and expenses incurred by Landlord in such reletting or in making such repairs not covered by the rentals received from such reletting.

        24.6 No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph 24 shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

        24.7 In any action for unlawful detainer commenced by Landlord against Tenant by reason of any default hereunder, the reasonable rental value of the Premises for the period of the unlawful detainer shall be the amount of rent reserved in this Lease for such period. The rights and remedies reserved to Landlord herein, including those not specifically described, shall be cumulative and, except as otherwise provided by California statutory law in effect at the time, Landlord may pursue any or all of such rights and remedies, at the same time or otherwise.

        24.8 All covenants and agreements to be performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant fails to pay any sum of money, other than rent, required to be paid by it or fails to perform any other act on its part to be performed, and such failure continues beyond any applicable grace period set forth in the Paragraph providing for such obligation (or if no grace period is set forth in such Paragraph, then the applicable grace period pursuant to Paragraph 23), then in addition to any other remedies provided herein Landlord may, but shall not be obligated so to do, without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part. Landlord's election to make any such payment or perform any such act on Tenant's part shall not give rise to any responsibility of Landlord to continue making the same or similar payments or performing the same or similar acts. Tenant shall, within ten (10) days after written demand therefor by Landlord, reimburse Landlord for all sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the rate of ten percent (10%) per annum, accruing from the date of such payment by Landlord: and Landlord shall have the same rights and remedies in the event of failure by Tenant to pay such amounts as Landlord would have in the event of a default by Tenant in payment of rent.

25. LANDLORD'S LIABILITY. The liability of any successor-in-interest to Landlord under this Lease ("Successor Landlord") shall be limited to the Successor Landlord's estate in the Premises.

26. EMINENT DOMAIN. If the whole of the Premises shall be taken, or such part thereof shall be taken as shall substantially interfere with Tenant's use and occupancy of the balance thereof, under power of eminent domain, or sold, transferred, or conveyed in lieu thereof, either Tenant or Landlord may terminate this Lease as of the date of such condemnation or as of the date possession is taken by the condemning authority, whichever date occurs later.
If any part of the Premises shall be so taken, sold, transferred or conveyed in lieu thereof, which does not substantially interfere with Tenant's use and occupancy of the balance thereof, this Lease shall not terminate but Landlord's and Tenant's rights shall be as set forth below. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any award made to Tenant for the taking of personal property and fixtures belonging to Tenant and removable by Tenant at the expiration of the term hereof, as provided hereunder, or for the interruption of, or damage to Tenant's business or for relocation expenses recovered therefor, against the condemning authority. In the event of a partial taking, or a sale, transfer, or conveyance in lieu thereof, which does not result in a termination of this Lease, Landlord shall, to the extent of any funds received from the condemning authority for repair or restoration, restore the Premises substantially to their condition prior to such partial taking, and thereafter Monthly Rent shall be abated in the proportion which the square footage of the part of the Premises so made unusable bears to the amount of area rented immediately prior to the taking. No taking for a period of less than thirty (30) days of all or a part of the Premises, including parking facilities, shall give Tenant any right to terminate this Lease, but Tenant shall receive an abatement of Monthly Rent.

27.     HAZARDOUS MATERIALS.

        27.1 Without limiting the generality of Paragraphs 8 and 9 of this Lease, Tenant covenants and agrees that Tenant, its employees, agents and other third parties entering upon the Premises at the request or invitation of Tenant shall not bring into, maintain upon, generate, produce, use, store, dispose of or release or discharge in or about the Premises any hazardous or toxic substances or hazardous waste, as more fully defined below (collectively, "hazardous materials"). The foregoing covenant shall not extend to substances typically found or used in applications of the type permitted by this Lease so long as: (a) such substances are maintained only in such quantities as are reasonably necessary for Tenant's operations in the Premises; (b) such substances and all equipment which generates such substances are used strictly in accordance with the manufacturer's instructions therefor; (c) such substances are not disposed of in or about the Premises in a manner which would constitute a release or discharge thereof; and (d) all such substances and all equipment which generates such substances are removed from the Premises by Tenant upon the expiration or earlier termination of this Lease. Any introduction, use, storage, generation, maintenance, production, disposal, release or discharge by Tenant of hazardous materials in or about the Project as is permitted pursuant to this Paragraph shall be carried out in compliance with all applicable federal, state and local laws, ordinances, rules and regulations. Moreover, no hazardous waste resulting from any operations by Tenant shall be stored or maintained by Tenant in or about the Premises for more than thirty (30) days prior to removal by Tenant. In no event shall Tenant install any chemical storage tank in or about the Premises. Tenant shall, annually within thirty (30) days after Tenant's receipt of Landlord's written request therefor, provide to Landlord a written list identifying any hazardous materials then maintained by Tenant in the Premises, the use of each such hazardous material and the approximate quantity of each such hazardous material so maintained by Tenant, together with written certification by Tenant stating, in substance, that neither Tenant nor any person for whom Tenant is responsible has released or discharged any hazardous materials in or about the Premises.

        27.2 In the event that Tenant proposes to conduct any use, or to operate or store any equipment, which will or may utilize or generate a hazardous material other than as specified in subparagraph 27.1, Tenant shall first submit in writing such use, storage or equipment proposal to Landlord for approval. No approval by Landlord shall relieve Tenant of any obligation of Tenant pursuant to this Paragraph, including the removal, clean-up and indemnification obligations imposed upon Tenant by this Paragraph. Tenant shall, within five (5) days after receipt thereof, furnish to Landlord copies of all notices or other communications received by Tenant with respect to any actual or alleged release or discharge of any hazardous material in or about the Premises and shall, whether or not Tenant receives any such notice or communication, notify Landlord in writing of any discharge or release of hazardous material in or about the Premises.

        27.3 Upon any violation of the foregoing covenants, Tenant shall be obligated at Tenant's sole cost, to clean-up and remove from the Premises all hazardous materials introduced into the Premises by Tenant or any third party for whom Tenant is responsible. Such clean-up and removal shall include all testing and investigation required by any governmental authorities having jurisdiction, and preparation and implementation of any remedial action plan required by any governmental authorities having jurisdiction. All such clean-up and removal activities of Tenant shall, in each instance, be conducted to the reasonable satisfaction of Landlord and all governmental authorities having jurisdiction. Landlord's right of entry pursuant to Paragraph 21 shall include the right to enter and inspect the Premises for violations of Tenant's covenants herein.

        27.4 Tenant shall indemnify, defend (with counsel approved by Landlord) and hold harmless Landlord, its partners, directors, officers, employees, agents, lenders and attorneys and their respective successors and assigns from and against any and all claims, liabilities, losses, actions, costs and expenses (including attorneys' fees and costs of defense) incurred by such indemnified persons, or any of them, as the result of: (i) the introduction into or about the Premises any hazardous materials by Tenant, its employees, agents or contractors; (ii) the usage, storage, maintenance, generation, production, disposal, release or discharge of hazardous materials in or about the Premises by Tenant its employees, agents or contractors; (iii) any injury to or death of persons or damage to or destruction of property resulting from the use, introduction, maintenance, production, storage, generation, disposal, disposition, release or discharge of hazardous materials in or about the Premises by Tenant its employees, agents or contractors; and/or (iv) any failure of Tenant its employees, agents or contractors to observe the covenants of this Paragraph 27. Payment shall not be a condition precedent to enforcement of the foregoing indemnification provision. If any claim for indemnification is made by Landlord hereunder, or if Tenant is required hereunder to perform any remedial activity pursuant to this Paragraph, Landlord agrees to grant to Tenant such access to portions of the Project as is reasonably necessary for the purpose of effecting a remediation of the occurrence giving rise to such claim for indemnification or duty of remediation.

        27.5 In the event that Tenant is required by any governmental authority to maintain any hazardous materials license or permit in connection with any use conducted by Tenant or any equipment operated by Tenant in, on or about the Premises, copies of such license or permit, each renewal or revocation thereof, and any communication relating to suspension, renewal or revocation thereof shall be furnished to Landlord within five (5) days after receipt thereof by Tenant. Compliance by Tenant with the provisions of this paragraph and the second paragraph of this Paragraph shall not relieve Tenant of any other obligation of Tenant pursuant to this Paragraph.

        27.6 Upon any violation of the foregoing covenants Landlord shall be entitled to exercise all remedies available to a landlord against a defaulting tenant, including, but not limited to these set forth in Paragraph 24. Without limiting the generality of the foregoing, Tenant expressly agrees that upon any such violation Landlord may, at its option: (i) immediately terminate this Lease, or (ii) continue this Lease in effect until compliance by Tenant with its clean-up and removal covenant notwithstanding any earlier expiration date of the term of this Lease. No action by Landlord hereunder shall impair the obligations of Tenant pursuant to this Paragraph.

        27.7 As used in this Paragraph 27, the term "hazardous materials" shall mean any hazardous materials, hazardous wastes or hazardous or toxic substances as defined by Environmental Laws. As used in this Paragraph 27, "Environmental Laws" means the Recourse Conservation and Liability Act, and Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Clean Air Act, the toxic Substances Control Act, the Atomic Energy Act, the Endangered Species Act, California Health and Safety Code Section 25316, and any similar laws affecting the Premises or the use thereof, and any amendments to any of the foregoing.

        27.8 Landlord represents and warrants that, as of the Commencement Date, the Premises are in compliance with the applicable environmental laws, rules, regulations, directives or orders of any governmental authority relating to the protection of human health or the environment, relating to the injury or damage to, or restoration or replacement of, natural resources, or relating to land reclamation, including, but not limited to, to the extent applicable, requirements under Environmental Laws. To Landlord's knowledge as of the Commencement Date, there has not been any notice, written or oral, provided to Landlord by any governmental agency or authority, or by any previous tenant or owner, or any other party of any violation, alleging violation, of, or investigation relating to, any Environmental Law. To Landlord's knowledge as of the Commencement Date, there is no legal, administrative, investigatory or other proceedings, pending or threatened against Landlord which relate to any violation of Environmental Law. These representations and warranties, and the indemnification obligations set forth below, shall survive the termination or expiration of the Lease until the lapse of all applicable statutes of limitations, if any. Landlord hereby agrees to indemnify and hold Tenant (including its officers, directors, employees, agents, successors and assigns) harmless from any damages, losses, costs or expenses, suffered or paid as a result of any and all claims, damages, suits, causes of action, proceedings, judgments, liabilities, penalties, interest, losses, damages, costs or expenses, including reasonable attorney's fees incurred in litigation or otherwise, assessed, incurred or sustained by or against Tenant with respect to or arising out of the failure or breach of any representation or warranty contained herein and made by Landlord with respect to Environmental Laws or hazardous materials, or the use, production, storage, maintenance, generation, disposal, release or discharge of any hazardous materials into the environment from or at the Premises or from materials which Landlord or any prior tenant or owner of the Premises disposed of or arranged for the disposal of offsite, or any adverse effect or potential adverse effect on humans or the environment deriving therefrom.

        27.9 Attached to this Lease at EXHIBIT "D" is a true copy of Environmental Audit Report for the Premises prepared by Ralph Stone and Company, Inc.

        27.10 Tenant acknowledges that Landlord has advised Tenant that the Building contains asbestos containing materials ("ACMs"). If Tenant undertakes any alterations, additions, or improvements to the Premises, Tenant shall, in addition to complying with the other provisions of this Lease, undertake the alterations, additions, or improvements in a manner that avoids disturbing any ACMs present in the Building. If ACMs are likely to be disturbed in the course of such work, Tenant shall encapsulate or remove the ACMs in accordance with an approved asbestos-removal plan and otherwise in accordance with all applicable Environmental Laws, including giving all notices required by California Health and Safety Code Sections 25915-25919.7.

28. OFFSET STATEMENT. Tenant shall at any time and from time to time upon not less ten (10) days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect) and the date to which the rental and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults if any are claimed. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. In the event Tenant does not provide Landlord with an offset statement as required in this paragraph within the ten (10) day period mentioned therein, Tenant shall be deemed to have acknowledged all of the matters set forth herein.

29.     TRAFFIC AND ENERGY MANAGEMENT.

        29.1 Tenant agrees to cooperate and use reasonable efforts to participate in governmentally mandated traffic management programs generally applicable to businesses located in Burbank, California or to the Premises. Neither this Paragraph nor any other provision in this Lease, however, is intended to or shall create any rights or benefits in any other person, firm, company, governmental entity or the public.

        29.2 Tenant agrees to cooperate and use reasonable efforts to comply with any and all mandatory guidelines or controls imposed upon either Landlord or Tenant by federal or state governmental organizations or by any energy conservation association to which Landlord is a party concerning energy management.

        29.3    [INTENTIONALLY DELETED.]

30.     [INTENTIONALLY DELETED.]

31. COMMON FACILITIES; PARKING. Tenant shall have the non-exclusive right, in common with Landlord and other tenants and occupants of the Building and their employees, agents and business visitors, to the use of all common facilities which constitute a part of the Premises, subject to such reasonable, nondiscriminatory rules and regulations relating to such use as Landlord may from time to time establish. Common facilities shall be identified by Landlord in a writing to Tenant upon creation of any Former Premises and may include any building lobby, elevators, restrooms, stairways and stairwells, elevator lobbies and common entrances, corridors, passageways and serviceways which are not located within the Premises of Tenant or another tenant of the Former Premises. Common facilities also include landscaping, hardscaping and any fountains adjacent to the Building, any parking facilities serving the

Building (the "Parking Facilities"), all sidewalks, driveways, vehicle and pedestrian entrances and accessways, loading docks, truck tunnels, truck parking and truck turn-around areas, vehicle and pedestrian ramps serving the Building, and any pedestrian walkway connecting the Parking Facilities. The common facilities are depicted on EXHIBIT C attached hereto. Landlord may make reasonable changes at any time and from time to time to the common facilities, and no such change shall entitle Tenant to any abatement of rent. Landlord shall at all times have the sole and exclusive control of the common facilities. To the extent that any common facilities located outside of the Premises are maintained jointly or for the common benefit of Landlord and the owners of adjacent structures, (i) Tenant's non-exclusive right of use of such common facilities shall be in common with Landlord, other tenants and occupants of and visitors to the Former Premises and Premises and the owners, tenants, occupants of and visitors to such other structures.

        Tenant shall keep all common facilities free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operations. Nothing herein shall affect the right of Landlord at any time to remove any persons not authorized to use the common facilities or to prevent the use of such facilities by unauthorized persons. Landlord reserves the right, from time to time, to: (a) make alterations in or additions to the common facilities, including without limitation, constructing new structures or changing the location, size, shape and/or number of the driveways, entrances, parking spaces, parking areas, loading and unloading areas, landscape areas and walkways; (b) temporarily close any of the common facilities for maintenance or other purposes as long as reasonable access to the Premises remains available;
(c) designate property to be included in, or eliminate property from, the common facilities; and (d) use the common facilities while engaged in making alterations in or additions or repairs to the Premises or Former Premises.

32. AUTHORITY OF PARTIES. Each individual executing this Lease on behalf of Landlord and Tenant represents and warrants that the execution and delivery of this Lease on behalf of the party for whom such person is executing is duly authorized, that he or she is authorized to execute and deliver this Lease and that this Lease is binding upon such party in accordance with its terms. If Tenant is a corporation, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of the Board of Directors of Tenant, or any executive committee thereof, authorizing or ratifying the execution of this Lease. Failure of Tenant to provided such resolution shall not, however, relieve Tenant of its obligations pursuant to this Lease.

33.     GENERAL PROVISIONS.

        33.1 CLAUSES, PLATS AND RIDERS. Clauses, plats, and riders, if any, signed by the Landlord and the Tenant and endorsed on or affixed to this Lease are a part hereof.

        33.2 WAIVER. No waiver by Landlord of any provision of this Lease or of any breach by Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant. No act or thing done by Landlord or Landlord's agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless done in a writing signed by Landlord. Tenant's delivery of keys to any employee or agent of Landlord shall not operate as a termination of this Lease or a surrender of the Premises unless done pursuant to a written agreement to such effect executed by Landlord. The acceptance of any rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach (other than the failure to pay the particular rent so accepted) or any other breach unless such waiver is expressly stated in a writing signed by Landlord. The acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant's estate shall not waive or cure a default under Paragraph 23.6 or waive the provisions of Paragraph 13.

        33.3 NOTICES. All notices and demands which may or are to be required or permitted to be given by either party to the other hereunder shall be in writing. All notices and demands by the Landlord to the Tenant shall be personally served on Tenant at the Premises or shall be sent by United States certified mail, return receipt requested, postage prepaid, addressed to the Tenant at the Premises, or to such other place as Tenant may from time to time designate in a notice to the Landlord. All notices and demands by the Tenant to the Landlord shall be personally served on Landlord at the office of the Building or shall be sent by United States certified mail, return receipt requested, postage prepaid, addressed to the Landlord in care of John B. Miles, Esq., McDermott, Will & Emery at 1301 Dove Street, Suite 500, Newport Beach, California 92660, or to such other person or place as the Landlord may from time to time designate in a notice to the Tenant. All notices shall be deemed effective upon receipt. If personally delivered, notices shall be deemed received at the time of delivery. If any notice is sent by mail, the same shall be deemed delivered and received on the date of receipt, refusal or nondelivery indicated on the return receipt. Any notice provided for herein may also be sent by facsimile transmission or by any reputable overnight courier so long as written confirmation of delivery of such notice is obtained by the sender.

        33.4    [INTENTIONALLY DELETED.]

        33.5 MARGINAL HEADINGS. The marginal headings and Paragraph titles to the Paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

        33.6 TIME. Time is of the essence of this Lease and of each and all of its provisions in which performance is a factor.

        33.7 SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

        33.8 LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or of sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after said amount is due, then Tenant shall pay to Landlord a late charge equal to three percent (3%) of such overdue amount for the first late payment during any twelve
(12) month period and six percent (6%) of such overdue amount for any other late payment during such twelve (12) month period. In addition, any amount not paid when due shall bear interest at the rate of ten percent (10%) per year from the due date until paid. The parties hereby agree that such late charges and interest represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant. Acceptance of such late charges and interest by the Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder regardless of any indication to the contrary on the check cashed. In the event that any check or other payment device for rent, or any other charge hereunder, is returned due to insufficient funds or any other reason, the foregoing late payment and interest charges shall apply and Landlord may require all further payments to be made by money order, cashier's check or in cash.

        33.9 PRIOR AGREEMENTS. This Lease and the Exhibits hereto contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

        33.10 INABILITY TO PERFORM. This Lease and the obligations of each party hereunder shall not be affected or impaired because the other party is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such liability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of such other party.

        33.11 ATTORNEYS' FEES. In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover all costs and expenses including the fees of its attorneys in such action or proceeding in such amount as the court may adjudge reasonable as attorneys' fees. If Landlord is involuntarily made a party defendant to any litigation concerning this Lease or the Premises by reason of any act or omission of Tenant, then Tenant shall hold Landlord harmless from all costs, liabilities, damages and expenses by reason thereof, including attorneys' fees and all costs incurred by Landlord in such litigation.

        33.12 SALE OF PREMISES BY LANDLORD. In the event of any sale of the Premises or Former Premises, Landlord shall be, and is hereby, entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; and the purchaser, at such sale or any subsequent sale of the Premises or Former Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale.

        33.13 SUBORDINATION, ATTORNMENT. Without the necessity of any additional documents being executed by Tenant for the purpose of effecting a subordination and at the election of Landlord or any mortgagees with a lien on the Building or ground lessor with respect to Building, this Lease is subject and subordinate to any and all ground or underlying leases, mortgages or deeds of trust which may hereafter be executed covering the Premises and the real property of which it is a part, or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof. Notwithstanding the foregoing, Tenant agrees, within ten
(10) days after Landlord's written request therefor, to (a) execute, acknowledge and deliver any and all documents or instruments requested by Landlord, or that are necessary or proper to assure the subordination of this Lease to any such mortgages, deeds of trust, or leasehold estates, and (b) supply such financial information concerning Tenant as may be requested by any ground lessor or lender. Notwithstanding such subordination, Tenant's quiet enjoyment of the Premises will not be disturbed so long as Tenant pays rent and observes and performs all of the provisions of this Lease to be observed and performed by Tenant. Notwithstanding anything to the contrary set forth in this Paragraph,

Tenant hereby attorns and agrees to attorn to (at the option of) any person, firm, or corporation purchasing or otherwise acquiring the building and the real property of which it is a part, at any sale or other proceeding or pursuant to the exercise of any other rights, powers, or remedies under such mortgages, or deeds of trust, or ground or underlying leases, as if such person, firm or corporation had been named as Landlord herein, provided that such person, firm, or corporation shall accept the Premises subject to this Lease. Tenant hereby appoints Landlord the attorney-in-fact of Tenant, irrevocably, to execute and deliver any documents provided for herein for and in the name of Tenant; such power, being coupled with an interest, being irrevocable. The provisions of this Paragraph to the contrary notwithstanding, and so long as Tenant is not in default hereunder, this Lease shall remain in full force and affect for the full term hereof.

        33.14 NAME. Tenant shall not use the name of the property of which the Premises are a part for any purpose other than as an address of the business to be conducted by the Tenant in the Premises.

        33.15 SEPARABILITY. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provision shall remain in full force and affect.

        33.16 CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

        33.17 CHOICE OF LAW. This Lease shall be governed by the laws of the State of California.

        33.18 SIGNS AND AUCTIONS. Tenant may, at its sole cost and expense, place its signage on the Premises so long as Tenant has received Landlord's prior written consent (which consent shall not be unreasonably withheld), has complied with all applicable laws and has agreed to remove such signage at its sole cost upon termination of this Lease. Tenant shall not conduct any auction on the Premises without Landlord's prior written consent.

        33.19   [INTENTIONALLY DELETED.]

        33.20 NEGOTIATED TRANSACTION. This Lease has been negotiated at arm's length. Accordingly, the provisions of this Lease shall be deemed to have been drafted by all of the parties and any rule of law that would require interpretation of this Lease against the party that has drafted it is not applicable and is waived.

        33.21   [INTENTIONALLY DELETED.]

        33.22 QUITCLAIM OF INTEREST. At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within five (5) days after written demand from Landlord to Tenant, any quitclaim deed or other document which may be reasonably requested by any reputable title insurance company to remove this Lease as a matter affecting title to the Premises on a preliminary title report or title policy issued with respect to the Premises.

        33.23   [INTENTIONALLY DELETED]

        33.24 SURVIVAL OF INDEMNITIES. The obligations of the indemnifying party under each and every indemnification and hold harmless provision in this Lease shall survive the expiration or earlier termination of this Lease to and until the last to occur of (A) the last date permitted by law for the bringing of any claim or action with respect to which indemnification may be claimed by the indemnified party against the indemnifying party under such provisions, or
(B) the date on which any claim or action for which indemnification may be claimed under such provision is fully and finally resolved and, if applicable, any compromise thereof or judgment or award thereon is paid in full by the indemnifying party and the indemnified party is reimbursed by the indemnifying party for any amounts paid by the indemnified party in compromise thereof or upon a judgment or award thereon and in defense of such action or claim, including reasonable attorneys' fees incurred. Notwithstanding anything to the contrary in that certain Asset Purchase Agreement or Secured Indemnity Agreement, each dated approximately of even date herewith and executed by Landlord and Tenant, or that certain Deed of Trust, dated approximately of even date herewith and executed by Landlord, as trustor, in favor of Tenant, as beneficiary, none of the representations, warranties, or other covenants or obligations herein are secured by such Deed of Trust.

        33.25 NO REPRESENTATION BY LANDLORD. In no event shall the review, approval, inspection or examination by Landlord of any item to be reviewed, approved, inspected or examined by Landlord under the terms of this Lease be deemed to be an approval of, or representation or warranty as to, the adequacy, accuracy, sufficiency or soundness of any such item or the quality or suitability of such item for its intended use. Any such review, approval, inspection or examination by Landlord shall be for the sole purpose of protecting Landlord's interests in the Premises under this Lease, and no third parties shall have any rights pursuant thereto. Notwithstanding anything to the contrary in that certain Asset Purchase Agreement or Secured Indemnity Agreement, each dated approximately of even date herewith and executed by Landlord and Tenant, or that certain Deed of Trust, dated approximately of even date herewith and executed by Landlord, as trustor, in favor of Tenant, as beneficiary, none of the representations, warranties, or other covenants or obligations herein are secured by such Deed of Trust.

34. BROKERS. Tenant warrants that it has had no dealings with any real estate broker or agents in connection with the negotiation of this Lease and it knows of no real estate broker or agent who is entitled to a commission in connection with his Lease.

35. QUIET ENJOYMENT. Upon the payment by Tenant of Monthly Rent and all other sums to be paid hereunder by Tenant and the observance and performance of all covenants, conditions and provisions on Tenant's part to be observed and performed under this Lease, Tenant shall have quiet possession of the Premises for the entire Term subject to all of the provisions of this Lease.


                           [SIGNATURES ON FOLLOWING PAGE]

        The parties hereto have executed this Lease at the place and on the dates specified immediately adjacent to their respective signatures.

                                        ALL POST, INC., a California corporation




                                        By:
                                           ---------------------------------


                                        By:
                                           ---------------------------------



Address                                 Execution Date:               , 1998
        ------------------------                       ---------------
                                                         "Landlord"
--------------------------------


                                        VDI MEDIA, a California corporation



                                        By:
                                           ---------------------------------




                                        By:
                                           ---------------------------------


Address                                 Execution Date:               , 1998
        ------------------------                       ---------------
                                                        "Tenant"
--------------------------------

                                     SCHEDULE 1


                          DELINEATION OF PREMISES PORTIONS

        Area                                            Monthly Rent Reduction
        ----                                            ----------------------

        Audio                                           $ 9,897.63


        Duplication (including engineering,
              preproduction and shipping)               $19,866.77


        Editing                                         $ 3,038.35


        Vault (including 6,000 sq. ft. at Mariposa)     $23,089.05


        Accounting / HR                                 $ 6,808.20
                                                        ----------

        TOTAL                                           $62,700.00


--------------------------------
1. Any area delineated above, or piece thereof, shall become part of the Former Premises if returned to Landlord in accord with paragraph 3 of this Lease.

2. Tenant must return all of any area of the Premises delineated above in order to receive a Monthly Rent reduction. Tenant shall not receive any Monthly Rent reduction whatsoever for returning less than all of any such area of the Premises.



                                     Schedule 1

                                     EXHIBIT A


                                PREMISES DESCRIPTION





                                     EXHIBIT A

                                     EXHIBIT B


                           BUILDING RULES AND REGULATIONS

                [TO BE MUTUALLY AGREED UPON BY TENANT AND LANDLORD,

             SUCH AGREEMENT NOT TO BE UNREASONABLY WITHHELD OR DELAYED]





                                     EXHIBIT B

                                     EXHIBIT C


                                 COMMON FACILITIES





                                     EXHIBIT C

                                     EXHIBIT D


                             ENVIRONMENTAL AUDIT REPORT





                                      EXHIBIT D